[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both not material and would likely cause competitive harm to the Company if publicly disclosed.

Amendment No. 2
to
Master Supply Agreement

This Amendment No. 2 to Master Supply Agreement (the “Amendment”), having an effective date of October 15, 2020 (“Amendment Effective Date”) to the Master Supply Agreement dated June 12, 2018 (as amended, the “MSA”) is entered into by and between SunPower Corporation, a Delaware corporation with offices at 51 Rio Robles, San Jose, California 95134 (“SunPower”), and Enphase Energy, Inc., a Delaware corporation with offices at 47281 Bayside Parkway, Fremont, California 94538 (formerly at 1420 N. McDowell Blvd., Petaluma, CA 94954) (“Enphase”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the MSA.

Recitals

A.    The Initial Term of the MSA ends on December 31, 2023 and the Parties desire to extend the Initial Term of the MSA as set forth herein.

B.    The Parties also wish to amend the terms of the MSA as set forth herein.

Agreement

NOW, THEREFORE, for adequate consideration, the receipt of which is hereby acknowledged, the Parties agree to the following:

1.    Amendment to Section 6.1 of the MSA. Section 6.1 of the MSA is hereby amended by replacing “December 31, 2023” with “March 31, 2024”.

2.    Amendment to Exhibit B, Base Price. Effective January 1, 2024, the Base Price set forth in Exhibit B for single-phase grid-tied MLPE Products, including standard wiring Cable Products for portrait mode installations, shall be [*].

3.    Limitation. Except as otherwise specifically modified by this Amendment, all terms and provisions of the MSA, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the MSA, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment.

4.    Counterparts. This Amendment may be signed originally or by facsimile or other means of electronic transmission in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.
[signature page follows]

5.    Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment.

6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to any conflicts of laws principles.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the Date written below.

ENPHASE ENERGY, INC. By: /S/ Eric Branderiz Name: Eric Branderiz Title: Chief Financial Officer Date: October 28, 2020	SUNPOWER CORPORATION By: /S/ Manavendra Sial Name: Manvendra Sial Title: Executive Vice President and Chief Financial Officer Date: October 27, 2020
By: /S/ Eric Branderiz	By: /S/ Manavendra Sial
Name: Eric Branderiz	Name: Manavendra Sial
Title: Chief Financial Officer	Title: Executive Vice President and Chief Financial Officer
Date: October 28, 2020	Date: October 27, 2020

[Signature Page to Amendment No. 2 to Master Supply Agreement]